UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2011

ANTS SOFTWARE INC.
(Exact name of registrant as specified in charter)

Delaware	000-16299	13-3054685
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Cambridge Square,
Suite F
Alpharetta, Georgia 30009
 (Address of principal executive offices / Zip Code)

 (856) 914-5200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement.

On August 3, 2011, ANTs software inc. (“ANTs” or the “Company”) issued one million, six hundred thousand (1,600,000) units (each a "Unit") at $0.10 per Unit, each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) a warrant to purchase one share of Common Stock at $0.12 per share (expiring 24 months from date of issue), to Constantin Zdarsky in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof.

In addition, the Company signed a commitment letter with Mr. Zdarsky (the “Commitment Letter”) whereby Mr. Zdarsky has the option to purchase up to an additional three million four hundred thousand (3,400,000) Units, in two separate but equal tranches on the same terms as the August 3, 2011 investment at his sole discretion any time prior to September 30, 2011.

A copy of the Commitment Letter is attached hereto as Exhibit 10.1, and is incorporated by reference herein.  The foregoing description of the material terms of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 3.02.    Unregistered Sales of Equity Securities.

Sale of Shares to Constantin Zdarsky

See Item 1.01 above, which is incorporated herein by reference, for a discussion of the same of unregistered securities to a private investor on August 3, 2011.

Sale of Shares to a Private Investor

On August 3, 2011, the Company issued three hundred thousand (300,000) units at $0.10 per unit, each unit consisting of (i) one share of the Common Stock and (ii) a warrant to purchase one share of Common Stock at $0.12 per share (expiring 12 months from date of issue), to an individual investor in reliance on the private placement exemption from the registration requirements of the Securities Act, provided by Section 4(2) thereof.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description

10.1	Form of Commitment Letter, dated August 3, 2011, by and between the Company and Constantin Zdarsky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2011			ANTs software inc.

	By:	/s/	Joseph Kozak
Joseph Kozak, President and
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Form of Commitment Letter, dated August 3, 2011, by and between the Company and Constantin Zdarsky.